EXHIBIT 21
                     SUBSIDIARIES OF MACDERMID, INCORPORATED
MacDermid's  principal,  wholly-owned,  subsidiaries  are  as  follows:
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
                                           Jurisdiction of Incorporation
                                           -----------------------------
Dynacircuits LLC                           Illinois
Ferwell SRL                                Italy
Jager Juene, S.A.                          France
MacDermid Asia, Ltd                        Hong Kong
MacDermid Benelux BV                       Holland
MacDermid Canning Ltd                      Texas
MacDermid Canning, plc                     United Kingdom
MacDermid Chemicals, Inc.                  Canada
MacDermid Colorspan, Inc.                  Delaware
MacDermid Equipment, Inc.                  Connecticut
MacDermid Equipment Asia Ltd               Taiwan
MacDermid Equipment GmbH                   Germany
MacDermid Espanola, S.A.                   Spain
MacDermid France, S.A.                     France
MacDermid GmbH                             Germany
MacDermid GmbH Canning                     Germany
MacDermid Graphic Arts, Inc.               Delaware
MacDermid Graphic Arts, SAS.               France
MacDermid Hong Kong, Ltd.                  Hong Kong
MacDermid Imaging Technology Asia          Hong Kong
MacDermid Imaging Technology Europe BV     Holland
MacDermid Italiana SRL                     Italy
MacDermid New Zealand, Ltd.                New Zealand
MacDermid Scandinavia                      Sweden
MacDermid S.A. (Pty.) Ltd.                 South Africa
MacDermid Singapore, Pte. Ltd.             Singapore
MacDermid Suisse, S.A.                     Switzerland
MacDermid Taiwan, Ltd.                     Taiwan
Napp Systems Inc.                          California
Nippon MacDermid Co., Ltd                  Japan
PTI Productos Technicos Para Impessao Ltd  Brazil

In addition, the Corporation has several non-operating subsidiaries, which, in the aggregate, are not significant.
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